EXHIBIT 10.B

CONFORMED COPY

AMENDED AND RESTATED SECURITY AGREEMENT

dated as of November 23, 2004

among

EL PASO CORPORATION,

THE PERSONS REFERRED TO HEREIN AS

PIPELINE COMPANY BORROWERS,

THE PERSONS REFERRED TO HEREIN AS SUBSIDIARY GRANTORS

and

JPMORGAN CHASE BANK, N.A.

(formerly known as JPMorgan Chase Bank),

as Collateral Agent and Depository Bank

TABLE OF CONTENTS
		Page
ARTICLE 1
Definitions and Interpretation

Section 1.01. Definitions		1
Section 1.02. Principles of Interpretation		7

ARTICLE 2
[Reserved]

ARTICLE 3
Representations and Warranties

Section 3.01. Representations and Warranties of the Credit Parties		8

ARTICLE 4
Pledged Accounts

Section 4.01. Creation of Pledged Accounts		19
Section 4.02. Excess Cash Account; Cash Collateral Account		12
Section 4.03. Qualified Investments Account		13
Section 4.04. Payments in Trust		15
Section 4.05. Investment of Funds in Pledged Accounts		15
Section 4.06. Transfers from Accounts During the Continuance of an Event of Default		17
Section 4.07. Reports, Certification and Instructions		17
Section 4.08. Depository Bank Undertakings		18
Section 4.09. Force Majeure		20
Section 4.10. Clearing Agency		20
Section 4.11. Return of Funds to the Company		20

ARTICLE 5
Security Interests

Section 5.01. Grant of Security Interests		21
Section 5.02. Security for Obligations		24
Section 5.03. Delivery and Control of Collateral		24
Section 5.04. Further Assurances; Etc.		25
Section 5.05. Grantors Remain Liable		26
Section 5.06. Additional Equity Interests		26
Section 5.07. Release of Collateral		27
Section 5.08. Voting Rights, Dividends, Payments, Etc.		28
Section 5.09. The Collateral Agent Appointed Attorney-in-Fact		31
Section 5.10. Netting of Accounts		31

ARTICLE 6
Remedies and Enforcement

Section 6.01. Remedies and Enforcement		31
Section 6.02. Application of Proceeds		33
Section 6.03. Other Remedies of Secured Parties		34

ARTICLE 7
Depository Bank

Section 7.01. Depository Bank		35

ARTICLE 8
[Reserved]

ARTICLE 9
Miscellaneous

Section 9.01. Indemnity and Expenses		35
Section 9.02. Amendments; Waivers, Etc.		36
Section 9.03. Security Interest Absolute and Waivers		36
Section 9.04. Notices; Etc.		39
Section 9.05. Continuing Security Interest; Assignments		39
Section 9.06. [Reserved]		40
Section 9.07. Execution in Counterparts		40
Section 9.08. Severability		40
Section 9.09. Integration		40
Section 9.10. No Partnership		40
Section 9.11. No Reliance		40
Section 9.12. [Reserved]		40
Section 9.13. No Impairment		40
Section 9.14. Equitable Remedies		41
Section 9.15. Remedies		41
Section 9.16. Limitations		41
Section 9.17. Survival		42
Section 9.18. [Reserved]		42
Section 9.19. Jurisdiction, Etc.		42
Section 9.20. GOVERNING LAW		43
Section 9.21. Waiver of Jury Trial		43

SCHEDULES

Schedule I	Subsidiary Grantors
Schedule II	Initial Pledged Equity
Schedule III	Name, Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IV	Trade Names
Schedule V	Changes in Name, Location, Etc.
Schedule VI	Secured Hedging Agreements

EXHIBITS

Exhibit A	Form of Officer’s Certificate for Qualified Investments

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of November 23, 2004, made by and among:

EL PASO CORPORATION, a Delaware corporation (the “Company”);

ANR PIPELINE COMPANY, a Delaware corporation (“ANR”), COLORADO INTERSTATE GAS COMPANY, a Delaware corporation (“CIG”), EL PASO NATURAL GAS COMPANY, a Delaware corporation (“EPNGC”), TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation (“TGPC”) (ANR, CIG, EPNGC and TGPC, collectively, the “Pipeline Company Borrowers” and, together with the Company, the “Borrowers”);

Each of the Persons listed on Schedule I hereto as a Subsidiary Grantor (collectively, the “Subsidiary Grantors” and, together with the Company, the “Grantors”) (the Borrowers and the Subsidiary Grantors are sometimes referred to herein, collectively, as the “Credit Parties”; and the Credit Parties, together with the other Restricted Subsidiaries that are not Project Financing Subsidiaries, are sometimes referred to herein, collectively, as the “Credit Related Parties”);

JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) (“JPMCB”), not in its individual capacity but solely as collateral agent for the Secured Parties (solely in such capacity, the “Collateral Agent”); and

JPMCB, not in its individual capacity but solely in its capacity as the Depository Bank (solely in such capacity, the “Depository Bank”).

PRELIMINARY STATEMENTS

(1)    Certain of the parties hereto are party to an Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”) pursuant to which the Lenders have agreed to make Loans to the Borrowers and participate in Letters of Credit, the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, and the Administrative Agent and the Collateral Agent have agreed to serve in such capacities.

(2)    The Credit Parties, the Depository Bank, the Collateral Agent (on behalf of the Lenders, the Issuing Banks, the Agents and the other Secured Parties) and certain other parties have heretofore entered into that certain Security and Intercreditor Agreement dated as of April 16, 2003 (the “Existing Security Agreement”) with respect to their respective rights in respect of the Collateral and certain other matters related to the Financing Documents.

NOW, THEREFORE, to secure the Secured Obligations, and in consideration of the premises and to induce each of the Lenders, the Issuing Banks and the Agents to enter into the Credit Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Credit Parties and the Collateral Agent (on behalf of the Lenders, the Issuing Banks, the Agents and the other Secured Parties) agrees that the Existing Security Agreement shall be amended and restated in its entirety as follows:

ARTICLE 1
Definitions And Interpretation

Section 1.01  . Definitions. (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

(b)  As used in this Agreement, the following terms have the meanings specified below:

“Account Collateral” has the meaning set forth in Section 5.01(d).

“Agreement” means this Security Agreement.

“ANR” has the meaning set forth in the Preamble.

“Applicable Law” means, with respect to any Person, any and all laws, statutes, regulations, rules, orders, injunctions, decrees, writs, determinations, awards and judgments issued by any Governmental Authority applicable to such Person.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as amended from time to time (11 U.S.C. §101, et seq.).

“Borrowers” has the meaning set forth in the Preamble.

“Cash Collateral Account” has the meaning set forth in Section 4.01(a)(ii).

“CIG” has the meaning set forth in the Preamble.

“Clearing Agency” has the meaning set forth in Section 4.10.

“Collateral” means, subject to Section 5.01(e), the Account Collateral, the Security Collateral, the Payment Collateral and all other property or assets with respect to which a Security Document executed by a Grantor creates or grants, or states that it creates or grants, a Transaction Lien.

“Collateral Account” has the meaning set forth in Section 4.01(a)(i).

“Collateral Agent” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Payment Collateral” has the meaning set forth in Section 5.01(c).

“Credit Agreement” has the meaning set forth in the Preamble.

“Credit Parties” has the meaning set forth in the Preamble.

“Credit Related Parties” has the meaning set forth in the Preamble.

“Depository Bank” has the meaning set forth in the Preamble.

“Enforcement Action” means the taking of any or all of the following actions:

(a)    applying funds in the Pledged Accounts (including by charging or exercising any contractual or legal setoff rights) to the payment of the Secured Obligations;

(b)    making any demand for, or receiving any, payment under the Subsidiary Guarantee Agreement or the Parent Guarantee Agreement;

(c)    taking any Foreclosure Action or exercising any other power of sale or similar other rights or remedies under any of the Security Documents;

(d)    proceeding to protect and enforce the rights of the Secured Parties under this Agreement or any other Security Document by sale of the Collateral pursuant to judicial proceedings or by a proceeding in equity or at law or otherwise, whether for the enforcement of any Transaction Lien or for the enforcement of any other legal, equitable or other remedy available under this Agreement, any other Security Document or Applicable Law;

(e)    exercising any of the rights and remedies of a secured party with respect to the Collateral upon default under the Uniform Commercial Code as in effect in any applicable jurisdiction; and

(f)    exercising any other right or remedy provided in this Agreement or otherwise available to the Collateral Agent, to the extent permitted by Applicable Law.

“Enforcement Proceeds” means any cash, securities or other consideration received from time to time by the Collateral Agent as a result of the taking of any Enforcement Action in accordance with the Security Documents and Applicable Law, including, without limitation (a) any balances then outstanding in the Pledged Accounts or received therein from time to time thereafter, including any Net Cash Proceeds then held in any Pledged Account, (b) the proceeds of any Disposition or other Enforcement Action taken pursuant to Article 6, and (c) proceeds of any Foreclosure Action or judicial or other non-judicial proceeding.

“EPNGC” has the meaning set forth in the Preamble.

“Excluded Payment Property” means any property of a Grantor of the type described in (and not excluded from) Section 5.01(b)(i) through (iv), to the extent that the grant of a security interest therein or a Lien thereon would result in (i) a breach of or a default under a provision which is not rendered ineffective by the UCC contained in any agreement in existence on the Effective Date to which the Company or any Subsidiary of the Company is a party (other than (x) an agreement listed on Annex I to the Officer’s Certificate delivered in connection with the legal opinion rendered by Andrews Kurth LLP dated the date hereof or (y) an agreement that can be amended solely by the Company and/or one or more of its Subsidiaries), or (ii) a mandatory prepayment obligation under any such agreement, or allow any party to any such agreement (other than the Company or any Subsidiary of the Company) to accelerate obligations due thereunder, terminate any material contract right thereunder or exercise any put or call right, right of refusal, purchase option or similar right thereunder.

“Excluded Subsidiary Grantor Assets” has the meaning set forth in Section 5.01(b).

“Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

“Financing Documents” means the Loan Documents and the Secured Hedging Agreements.

“Foreclosure Action” means the sale, transfer or other Disposition by the Collateral Agent of all or any part of the Collateral at any public or private sale at such place and at such time as the Collateral Agent shall determine and in compliance with Applicable Law.

“Grantors” has the meaning set forth in the Preamble.

“Indemnified Party” has the meaning set forth in Section 9.01(a).

“Initial Pledged Equity” means, with respect to any Grantor, the Equity Interests set forth opposite such Grantor’s name on and as otherwise described in Schedule II and issued by the Persons named therein.

“Insolvency Proceeding” means, with respect to any Person, that (a) such Person shall (i) admit in writing its inability to pay its debts generally, or shall fail to pay its debts generally as they become due; or (ii) make a general assignment for the benefit of creditors; or (b) any proceeding shall be instituted or consented to by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (c) any such proceeding shall have been instituted against such Person and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (d) such Person shall take any corporate (or other Business Entity) action to authorize any of the actions set forth above in this definition.

“JPMCB” has the meaning set forth in the Preamble.

“Officer’s Certificate” means, with respect to any Person, a certificate substantially in the form of Exhibit A hereto, signed by the president, any vice-president, the treasurer or the chief financial officer of such Person.

“Payment Collateral” has the meaning set forth in Section 5.01(c).

“Pipeline Company Borrowers” has the meaning set forth in the Preamble.

“Pledged Accounts” has the meaning set forth in Section 4.01(a).

“Pledged Company” means any issuer of the Initial Pledged Equity or any successor entity to any such issuer; provided that, if all of the Equity Interests issued by a Pledged Company and pledged by a Grantor to the Collateral Agent hereunder are released from the Transaction Liens in accordance with the terms of this Agreement and the Credit Agreement, then from and after such release, such issuer shall no longer be a Pledged Company.

“Pledged Equity” has the meaning set forth in Section 5.01(a)(ii).

“Pledged Financial Assets” means all financial assets credited from time to time to the Pledged Accounts.

“Pledged Security Entitlement” means all security entitlements with respect to the Pledged Financial Assets.

“Process Agent” has the meaning set forth in Section 9.19(c).

“Qualified Investments Account” has the meaning set forth in Section 4.01(a)(iii).

“Remaining Reinvestment Amount” has the meaning set forth in Section 4.03(c).

“Secured Hedging Agreement” means any Hedging Agreement that (i) was entered into by any Borrower with a Person which was at the time such Hedging Agreement was entered into a Lender or an Affiliate of a Lender and (ii) either (A) is listed on Schedule VI hereto or (B) has been designated as a Secured Hedging Agreement by the Company in a certificate signed by a Financial Officer delivered to the Collateral Agent and the Administrative Agent which (I) identifies such Hedging Agreement, including the name and address of the other party thereto (which must be a Lender or an Affiliate of a Lender at the time of such designation), the notional amount thereof and the expiration or termination date thereof, and (II) states that the applicable Borrower’s obligations thereunder shall from and after the date of delivery of such certificate be Secured Obligations for purposes hereof and of the other Security Documents.

“Secured Obligations” means, with respect to each Grantor, the obligations, including all “Obligations” (as defined in the Credit Agreement) and all “Guaranteed Obligations” (as defined in the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement) of such Grantor, under (a) the Credit Agreement, the Parent Guarantee Agreement and/or the Subsidiary Guarantee Agreement, as applicable, (b) this Agreement, (c) any other Loan Document to which such Grantor is a party, (d) any Secured Hedging Agreement to which such Grantor is a party and (e) any agreement relating to the refinancing of the obligations referred to in the foregoing clauses (a) through (d), and in the case of each of clauses (a) through (e) including interest accruing at any post-default rate and Post-Petition Interest.

“Secured Parties” means, collectively, the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent, each counterparty to a Secured Hedging Agreement and each other Person that is a holder of any Secured Obligations.

“Security Collateral” has the meaning set forth in Section 5.01(a).

“Subsidiary Grantor Payment Collateral” has the meaning set forth in Section 5.01(b).

“Subsidiary Grantors” has the meaning set forth in the Preamble.

“TGPC” has the meaning set forth in the Preamble.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Liens on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unused Cash Collateral” has the meaning set forth in Section 4.02(c).

(c)  Terms defined in Article 8 or 9 of the UCC and/or in the Federal Book Entry Regulations are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.

Section 1.02  . Principles of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference herein to any Applicable Law means such Applicable Law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that section or provision of such Applicable Law from time to time in effect and any amendment, modification, codification, replacement, or reenactment of such section or other provision, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, Equity Interests, accounts and contract rights, and (g) all references to “days” shall mean calendar days. This Agreement is the result of negotiations among the parties thereto and their respective counsel. Accordingly, this Agreement shall be deemed the product of all parties thereto, and no ambiguity in this Agreement shall be construed in favor of or against any Credit Party or any Secured Party.

ARTICLE 2
[Reserved]

ARTICLE 3
Representations And Warranties

Section 3.01  . Representations and Warranties of the Credit Parties. Each Credit Party, with respect to itself and its Subsidiaries, represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)  With respect to any Credit Party that is a Grantor: (i) such Credit Party’s exact legal name is correctly set forth in Schedule III, (ii) such Credit Party has only the trade names listed on Schedule IV, (iii) such Credit Party is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule III, (iv) the information set forth in Schedule III with respect to such Credit Party is true and accurate in all respects and (v) such Credit Party has not, within the last five years, changed its legal name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule III, except as disclosed in Schedule V.

(b)  Such Credit Party is duly organized or formed, validly existing and, if applicable, in good standing in its jurisdiction of organization or formation. Such Credit Party possesses all applicable Business Entity powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

(c)  The execution, delivery and performance by such Credit Party of the Security Documents to which it is a party are within such Credit Party’s applicable Business Entity powers, have been duly authorized by all necessary applicable Business Entity action, and do not contravene (i) such Credit Party’s organizational documents or (ii) any material contractual restriction binding on or affecting such Credit Party.

(d)  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Credit Party of any Security Document to which it is a party, except those necessary to comply (i) with Applicable Laws in the ordinary course of such Credit Party’s business or (ii) with ongoing obligations of such Credit Party under the Security Documents to which it is a party and Sections 5.01, 5.02 and 5.07 of the Credit Agreement.

(e)  This Agreement constitutes, and the other Security Documents when delivered shall constitute, the legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(f)  With respect to any Credit Party that is a Grantor, all Collateral pledged by such Credit Party hereunder consisting of certificated securities has been delivered to the Collateral Agent.

(g)  With respect to any Credit Party that is a Grantor, this Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien on, and security interest in, all right, title and interest of such Grantor in the Collateral pledged by such Credit Party hereunder as security for the Secured Obligations, prior and superior in right to any other Lien (except for Collateral Permitted Liens), except in each case above as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally. All financing statements have been filed that are necessary to perfect any Transaction Lien that can be perfected by the filing of such financing statements and all actions necessary to provide control to the Collateral Agent with respect to Collateral pledged by such Credit Party hereunder for which control can be established have been taken, including delivery of such Collateral consisting of certificated securities to the Collateral Agent, duly endorsed for transfer or accompanied by duly executed instruments of transfer.

(h)  With respect to any Credit Party that is a Grantor, the Pledged Equity pledged as Collateral by such Credit Party to the Collateral Agent hereunder has (to the extent applicable) been duly authorized and validly issued and is fully paid and non-assessable. With respect to any Equity Interests pledged by such Credit Party to the Collateral Agent hereunder that are uncertificated securities, such Credit Party has caused the issuer thereof to agree in an authenticated record with such Credit Party and the Collateral Agent that such issuer will comply with instructions with respect to such uncertificated securities originated by the Collateral Agent without further consent of such Credit Party and has delivered a copy of such authenticated record to the Collateral Agent. If such Credit Party is a Pledged Company, such Credit Party confirms that it has received notice of such security interest.

(i)  With respect to any Credit Party that is a Grantor, the Initial Pledged Equity pledged as Collateral by such Credit Party to the Collateral Agent hereunder constitutes 100% of the issued and outstanding Equity Interests of each issuer thereof, except as indicated on Schedule II.

(j)  If such Credit Party owns Restricted Equity Interests, such Credit Party has good title to its respective Restricted Equity Interests, free and clear of all Liens or other encumbrances, except for Collateral Permitted Liens.

All representations and warranties made by the Credit Parties herein, and in any other Security Document delivered pursuant hereto, shall survive the execution and delivery by the Credit Parties of the Security Documents.

ARTICLE 4
Pledged Accounts

Section 4.01  . Creation of Pledged Accounts. (a) The Collateral Agent is hereby directed by the Company and each Grantor to cause to be established on or before the date hereof with, and maintained thereafter by, the Depository Bank at its offices in New York City, New York (ABA No. 021000021), in the name of the Collateral Agent as entitlement holder and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement, the following segregated securities accounts (collectively, the “Pledged Accounts”):

(i)  a master collateral account, Account No. 10205184 (the “Collateral Account”), into which Mandatory Asset Prepayment Amounts will be deposited and to which Unused Cash Collateral and certain amounts described in Section 4.03(f) will be transferred;

(ii)  (A) a cash collateral account, Account No. 10205185 (the “Cash Collateral Account”), into which certain amounts will be deposited in respect of Letters of Credit and (B) a cash collateral account, Account No. 10206219.1 (the “Excess Cash Account”), into which certain amounts will be deposited in respect of Secured Hedging Agreements; and

(iii)  an account, Account No. 10205186 (the “Qualified Investments Account”), from which the Company, on behalf of the Restricted Subsidiaries, may direct the Collateral Agent to direct the Depository Bank to pay funds to the Company to make Qualified Investments as permitted under the Loan Documents.

(b)  Commencing with the date hereof and continuing until the termination of the Transaction Liens in accordance with Section 5.07(b), each Pledged Account shall be established and maintained by the Depository Bank as a securities account at its offices in New York City, New York, in the name of and under the sole dominion and control of the Collateral Agent; provided that the Cash Collateral Account may be terminated at such time as: (i) all Letters of Credit shall have expired or been paid, settled, satisfied, released, or otherwise terminated, (ii) all LC Disbursements shall have been reimbursed, (iii) all LC Commitments and all commitments of the Lenders to participate in Letters of Credit shall have been terminated and (iv) all amounts on deposit in the Cash Collateral Account shall have been distributed to the Administrative Agent or the Collateral Agent or have been transferred to the Collateral Account as Unused Cash Collateral. The Collateral Agent shall cause each of the Pledged Accounts to be, and each Pledged Account shall be, separate from all other accounts held by or under the control or dominion of the Collateral Agent. The Company irrevocably confirms the authority of (and directs and authorizes) the Collateral Agent to, or to direct the Depository Bank to, and the Collateral Agent agrees to, or to direct the Depository Bank to, deposit into, or credit to, and transfer funds from the Pledged Accounts to the Collateral Agent, the Administrative Agent, the other Secured Parties and the Company (or its designee) in accordance with this Agreement and the other Loan Documents.

(c)  The Secured Parties and the Credit Parties acknowledge that the Collateral Agent may cause the Depository Bank to establish subaccounts of the Qualified Investments Account, and that such subaccounts may, at the Collateral Agent’s election, be either (i) actual, separate accounts or (ii) notional accounts reflected in the Collateral Agent’s records as accounting entries with respect to the actual Qualified Investments Account maintained by the Depository Bank. Each such subaccount shall constitute a Pledged Account hereunder, and each actual subaccount shall be established and maintained by the Depository Bank as a securities account at its offices in New York City, New York, in the name of the Collateral Agent.

(d)  Unless otherwise specified in this Agreement, all references to the Qualified Investments Account shall include references to all subaccounts thereof, and such subaccounts shall be subject to the same restrictions and limitations as the Qualified Investments Account.

(e)  The Company shall not have any rights against or to moneys or funds on deposit in, or credited to, the Pledged Accounts, as third-party beneficiary or otherwise, except the right of the Company to receive moneys or funds on deposit in, or credited to, the Pledged Accounts, as required or permitted by this Agreement, and to direct the Collateral Agent as to the investment of moneys held in the Pledged Accounts as permitted by Section 4.04. In no event shall any amounts or Cash Equivalents deposited into, or credited to, any Pledged Account, be registered in the name of the Company, payable to the order of the Company, or specially endorsed to the Company, except to the extent that the foregoing have been specially endorsed to the Depository Bank or endorsed in blank.

Section 4.02  . Excess Cash Account; Cash Collateral Account. (a) The Company shall deposit, or cause to be deposited, cash in the Excess Cash Account at the times and in the amounts required by Section 5.09 of the Credit Agreement. Amounts deposited in the Excess Cash Account shall be held therein as Collateral for the Secured Obligations, provided that the Collateral Agent shall, to the extent required by (and otherwise on the terms set forth in) the proviso to Section 5.09 of the Credit Agreement, release and pay over to the Company free of the Transaction Liens such amounts as provided in such proviso. If an Event of Default shall have occurred and be continuing, the Collateral Agent may, at the direction of the Majority Lenders, apply funds in the Excess Cash Account in accordance with Section 6.02.

(b)  Amounts deposited in the Cash Collateral Account shall be held therein, subject to the following provisions :

(i)  If any Letter of Credit is drawn, in whole or in part, and not reimbursed by the applicable Borrower within the period specified in Section 2.04(e) of the Credit Agreement, the Issuing Bank with respect to such Letter of Credit may request, whereupon the Collateral Agent shall within three Business Days after receipt of such request, direct the Depository Bank to promptly distribute to such Issuing Bank an amount equal to the lesser of (x) the amount of the LC Disbursement in respect of such Letter of Credit that has not been reimbursed by or on behalf of such Borrower and (y) the total amount available in the Cash Collateral Account at such time.

(ii)  Upon the request of the Company at a time when no Event of Default is continuing, the Collateral Agent shall direct the Depository Bank to distribute any funds in the Cash Collateral Account (other than, prior to the Final Payment Date, funds deposited in the Cash Collateral Account pursuant to Section 2.09(c) or (d) of the Credit Agreement) to the Company (or to the Company’s designee) to be used by the Company for general corporate purposes, or to be used by such designee for any lawful purpose.

(iii)  If an Event of Default shall have occurred and be continuing, the Collateral Agent may, at the direction of the Majority Lenders, apply funds in the Cash Collateral Account in accordance with Section 6.02.

(c)  If any Letter of Credit, or any portion thereof, has terminated, expired or otherwise been released or satisfied undrawn and, as a result, the total amount of funds in the Cash Collateral Account, as of such date, exceeds 105% of the aggregate amount of LC Exposure, as of such date, then (i) the Collateral Agent shall, upon any request therefor from the Company, direct the Depository Bank to transfer such excess of funds on deposit in the Cash Collateral Account (any such amount, “Unused Cash Collateral”) into the Collateral Account; and (ii) such Unused Cash Collateral shall be applied in accordance with Section 2.09 of the Credit Agreement and Section 6.02.

Section 4.03  . Qualified Investments Account. (a) If a FERC-Regulated Restricted Subsidiary receives Net Cash Proceeds from the Disposition of a Covered Asset as described in clause (e) of the definition of “Mandatory Asset Prepayment Event”, then the Company shall deposit, or cause to be deposited, into the Collateral Account, within five days after such receipt, the amount, if any, by which the portion of such Net Cash Proceeds that is not deemed to have been invested in Qualified Investments described in clause (a)(ii) or (a)(iii) of the definition thereof exceeds $100,000,000.

(b)  If an Unregulated Restricted Subsidiary receives Net Cash Proceeds from the Disposition of a Covered Asset as described in clause (e) of the definition of “Mandatory Asset Prepayment Event”, then the Company shall deposit, or cause to be deposited, into the Collateral Account, within five days after such receipt, the portion of such Net Cash Proceeds that is not deemed to have been invested in Qualified Investments described in clause (b)(ii) or (b)(iii) of the definition thereof.

(c)  So long as no Event of Default has occurred and is continuing within one Business Day after receipt, the Collateral Agent shall direct the Depository Bank to transfer the funds deposited into the Collateral Account pursuant to Section 4.03(a) or 4.03(b) (in either case, for each Disposition, the “Remaining Reinvestment Amount”) to the Qualified Investments Account.

(d)  If funds are to be transferred to the Qualified Investments Account pursuant to Section 4.03(c) and after giving effect to such transfer the Qualified Investments Account would contain funds in respect of the Covered Assets of more than one Restricted Subsidiary, or in respect of more than one Covered Asset of a single Restricted Subsidiary, the Collateral Agent shall cause the Depository Bank to establish and maintain individual securities subaccounts, or the Collateral Agent shall establish in its accounting records notional subaccounts (each, a “Qualified Investments Subaccount”), in each case within the Qualified Investments Account, for each such Restricted Subsidiary or each such Covered Asset.

(e)  For the period from the initial transfer of the Remaining Reinvestment Amount to the Qualified Investments Account, until the date, if ever, on which the failure of the applicable Restricted Subsidiary to invest such Remaining Reinvestment Amount in Qualified Investments requires a prepayment of Loans or the Cash Collateralization of LC Exposures under Section 2.09(d) of the Credit Agreement, the Collateral Agent shall, at the written direction of the Company from time to time, direct the Depository Bank to pay such funds on deposit in the Qualified Investments Account (or any applicable Qualified Investments Subaccount) to the Restricted Subsidiary identified by the Company in the Officer’s Certificate described in the following sentence. The written direction described in the preceding sentence shall be accompanied by an Officer’s Certificate (i) setting forth the name of the Restricted Subsidiary whose Disposition of Covered Assets resulted in the deposit of the Remaining Reinvestment Amount that is being requested to be paid pursuant to such written direction, (ii) if such Restricted Subsidiary is a FERC-Regulated Restricted Subsidiary, stating that all funds retained by such FERC-Regulated Restricted Subsidiary pursuant to Section 4.03(a) from the Net Cash Proceeds of all of its Dispositions of Covered Assets prior to the date of such certificate have been, or (by making the currently proposed Qualified Investment(s)) will be, used to make Qualified Investments, and (iii) describing the Qualified Investment(s) to be made (or deemed made) by such Restricted Subsidiary with such funds, pursuant to the definition of “Qualified Investment”. Notwithstanding the foregoing, the Company shall have the right to direct that funds on deposit in the Qualified Investments Account or any applicable Qualified Investments Subaccount be paid to a FERC-Regulated Restricted Subsidiary in respect of new Qualified Investments made or deemed made by such FERC-Regulated Restricted Subsidiary only if, on the proposed date of such payment from the Qualified Investments Account or applicable Qualified Investments Subaccount, the aggregate amount of Qualified Investments made by such FERC-Regulated Restricted Subsidiary after April 16, 2003 equals or exceeds the sum of (1) the product of (x) $100,000,000 times (y) the number of such Dispositions of Covered Assets by such FERC-Regulated Restricted Subsidiary that have resulted in a deposit in the Collateral Account, plus (2) the aggregate Net Cash Proceeds of Dispositions of Covered Assets by such FERC-Regulated Restricted Subsidiary after April 16, 2003 that have not resulted in deposits into the Collateral Account.

(f)  Upon the occurrence of a Mandatory Asset Prepayment Event described in clause (e) of the definition thereof, the Collateral Agent shall direct the Depository Bank to transfer (i) if such Mandatory Asset Prepayment Event does not occur during the pendency of an Event of Default, (A) 80% of the funds remaining in the Qualified Investments Account (or the applicable Qualified Investments Subaccount) in respect of the applicable Disposition of Covered Assets to the Collateral Account to be applied as a Mandatory Asset Prepayment Amount in accordance with Section 2.09(d) of the Credit Agreement, and (B) any remaining funds in the Qualified Investments Account (or the applicable Qualified Investments Subaccount) to the Company, or as the Company directs, to be used for general corporate purposes, or (ii) if such Mandatory Asset Prepayment Event occurs concurrently with or during the pendency of an Event of Default, then the Collateral Agent shall direct the Depository Bank to transfer 100% of the funds remaining in the Qualified Investments Account (and in all applicable Qualified Investments Subaccounts) in respect of the applicable Disposition of Covered Assets to the Collateral Account to be applied in accordance with Section 2.09(d) of the Credit Agreement or Section 6.02 hereof, as applicable. The Collateral Agent shall effectuate the transfer required pursuant to this Section 4.03(f) by giving appropriate entitlement orders to the Depository Bank.

Section 4.04  . Payments in Trust. If, notwithstanding the instructions given or required to be given in accordance with this Article 4, any payments required by any Security Document to be remitted to the Collateral Agent are instead remitted to the Company or its Affiliates (it being the intent and understanding of the parties hereto that such payments are not to be made directly to the Company but directly to the Collateral Agent for deposit into, or credit to, the relevant Pledged Account for application in accordance with this Article 4), then, to the fullest extent permitted by Applicable Law, the Company or such other Person shall receive such payments into a constructive trust for the benefit of the Secured Parties and subject to the Secured Parties’ security interest, and shall (or shall use its best efforts to cause the Person receiving such payments to) promptly remit them to the Collateral Agent for deposit into, or credit to, the applicable Pledged Account designated by this Article 4.

Section 4.05  . Investment of Funds in Pledged Accounts. (a) The Collateral Agent will promptly direct the Depository Bank to (i) invest amounts on deposit in, or credited to, the Pledged Accounts in Cash Equivalents which are deposited into, or credited to, each such Pledged Account, (ii) invest any interest paid on the Cash Equivalents referred to in clause (i) above, and (iii) reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case, in Cash Equivalents which are deposited into, or credited to, such Pledged Account, in each case as the Company may select and instruct the Collateral Agent, unless, to the knowledge of the Collateral Agent, any Event of Default has occurred and is continuing, in which event the Collateral Agent shall direct the Depository Bank to invest such amounts in Cash Equivalents as the Collateral Agent may direct. If no Event of Default then exists, interest and proceeds resulting from an investment of funds in any Pledged Account in Cash Equivalents that are not invested or reinvested in Cash Equivalents shall be promptly transferred to the Company to be used for general corporate purposes. In addition, subject to any instructions from the Company (if not during the pendency of an Event of Default), the Collateral Agent shall have the right at any time to direct the Depository Bank to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations.

(b)  Unless it has received instructions from the Company in accordance with this Section 4.05 as to the investment of such funds, the Collateral Agent may direct the Depository Bank to invest or reinvest any funds in any Pledged Account. All investments and reinvestments of funds in the Pledged Accounts shall be made in the name of the Depository Bank.

(c)  Whenever directed to make a transfer of funds from any of the Pledged Accounts in accordance with this Article 4, the Collateral Agent is hereby directed and authorized by the Company, the Borrowers and the Grantors (for themselves and their respective Subsidiaries) to direct the Depository Bank to liquidate (or cause to be liquidated) Cash Equivalents (in order of their respective maturities with the Cash Equivalents with the shortest maturities being liquidated first), to the extent that, after application of all other funds available for such purpose pursuant to this Article 4, the liquidation of any Cash Equivalent is necessary to make such transfer.

(d)  Neither the Collateral Agent nor the Depository Bank shall (in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) have any liability with respect to any interest, cost or penalty on the liquidation of any Cash Equivalent pursuant to this Agreement, nor shall the Collateral Agent (in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) have any liability with respect to Cash Equivalents (including purchases or conversions of foreign exchange) or moneys deposited into, or credited to, the Pledged Accounts (or any losses resulting therefrom) invested in accordance with this Agreement. Without limiting the generality of the foregoing, the Collateral Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of all or a portion of funds in the Pledged Accounts, if the Collateral Agent has made such investment, reinvestment or liquidation, as applicable, in accordance with this Agreement.

(e)  All references in this Agreement to Pledged Accounts and to cash, moneys or funds therein or balances thereof, shall include the Cash Equivalents in which such cash, moneys, funds or balances are then invested and the proceeds thereof, and all financial assets and security entitlements carried in or credited to such Pledged Accounts.

(f)  (i) Neither the Collateral Agent nor any of its Affiliates assume any duty or liability for monitoring the rating or performance of any Cash Equivalent. Subject to Section 4.06, in the event an investment selection is not made by the Company in accordance with this Section 4.05, the funds in the Pledged Accounts shall not be required to be invested but may be invested at the discretion of the Collateral Agent, and the Collateral Agent shall not incur any liability for interest or income thereon. The Collateral Agent shall have no obligation to cause the investment or reinvestment of the funds in the Pledged Accounts if all or a portion of such funds is deposited with the Collateral Agent after 11:00 a.m. (New York City time) on the day of deposit. Instructions to invest or reinvest that are received after 11:00 a.m. (New York City time) will be treated as if received on the following Business Day in New York. Requests or instructions received after 11:00 a.m. (New York City time) by the Collateral Agent to liquidate all or a portion of funds in any Pledged Account will be treated as if received on the following Business Day in New York.

(ii)  The Credit Parties acknowledge that non-deposit investment products (A) are not obligations of, nor guaranteed, by JPMCB or any of its Affiliates; (B) are not FDIC insured; and (C) are subject to investment risks, including the possible loss of principal amount invested.

Section 4.06  . Transfers from Accounts During the Continuance of an Event of Default. During the existence and continuance of an Event of Default, the Collateral Agent shall not accept any instructions from the Company with respect to any transfer or withdrawal of funds on deposit in, or credited to, any Pledged Account and, in such circumstances, the Collateral Agent may direct the investment, transfer or withdrawal of funds in the Pledged Accounts without further consent by the Company.

Section 4.07  . Reports, Certification and Instructions. (a) The Collateral Agent shall maintain all such accounts, books and records as may be necessary to properly record all transactions carried out by it under this Agreement. The Collateral Agent shall permit the Company and its Affiliates and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

(b)  The Collateral Agent shall deliver to the Company copies of the account statements for all Pledged Accounts (including all subaccounts) for each month. Such account statements shall indicate, with respect to each such account, deposits, credits and transfers, investments made and closing balances. The Collateral Agent shall provide any additional information or reports relating to the Pledged Accounts and the transactions therein reasonably requested from time to time by the Company or any Secured Party.

(c)  Each time the Company directs the Collateral Agent to make or cause to be made a transfer or withdrawal from a Pledged Account, it shall be deemed to represent and warrant for the benefit of the Collateral Agent and the other Secured Parties that such transfer or withdrawal is being made in an amount, and shall be applied solely for the purposes permitted by, and is and will otherwise be in accordance with, this Agreement and the Credit Agreement. Except to the extent any officer or officers of the Collateral Agent responsible for the administration of this Agreement has actual knowledge to the contrary, the Collateral Agent may conclusively rely on, and shall incur no liability in so relying on, any such direction.

(d)  Notwithstanding any provision to the contrary contained in this Agreement, all notices, certifications, approvals, directions, instructions or other communication given to the Collateral Agent with respect to any payments, transfers, credits, deposits, withdrawals or investments with respect to, or otherwise relating to, any Pledged Account, in each case, by the Company or by any other Secured Party shall be given in writing, and the Collateral Agent shall not be required to take any action with respect to any payments, transfers, credits, deposits, withdrawals or investments unless it has received such written instructions specifying the date, amount and Pledged Account with respect to which such payment, transfer, credit, deposit, withdrawal or investment is to be made.

Section 4.08  . Depository Bank Undertakings. The Depository Bank hereby represents and warrants to, and agrees with the Company and the Collateral Agent as follows:

(a)  The Depository Bank (i) is a securities intermediary on the date hereof and (ii) so long as this Agreement remains in effect and JPMCB remains the Depository Bank hereunder, shall remain a securities intermediary, and shall act as such with respect to the Company, the Collateral Agent, the Pledged Accounts and all of the Account Collateral and any other property (including all financial assets and security entitlements maintained or carried in the Pledged Accounts) from time to time transferred to, credited to, deposited in, or maintained in the Pledged Accounts.

(b)  Each of the Pledged Accounts is, and shall remain, and the Depository Bank shall maintain each of the Pledged Accounts as, a securities account, with the Collateral Agent (and no other Person) as the entitlement holder and under the sole dominion and control of the Collateral Agent for the ratable benefit of the Collateral Agent and the other Secured Parties.

(c)  The Depository Bank (i) has identified (and will continue to identify) the Collateral Agent for the ratable benefit of the Secured Parties in its records as, and will treat the Collateral Agent as (A) the sole Person having a security entitlement against the Depository Bank with respect to the Pledged Accounts and the Account Collateral from time to time carried in the Pledged Accounts, (B) the sole entitlement holder against the Depository Bank with respect to each of the Pledged Accounts, (C) the sole Person having dominion and control over each of the Pledged Accounts and any and all assets, property and items from time to time carried in such Pledged Accounts (including cash) and (D) the sole Person entitled to exercise the rights with respect to the Pledged Accounts; and (ii) has credited and will continue to credit such assets, property and items to the Pledged Accounts in accordance with written instructions given pursuant to, and the other terms and conditions of, this Agreement.

(d)  All of the property, including Account Collateral and cash, from time to time carried in or credited to the Pledged Accounts, shall constitute financial assets, and the Depository Bank shall treat all such property as financial assets under Article 8 of the UCC.

(e)  Notwithstanding any other provision in this Agreement to the contrary, the Depository Bank (i) shall comply with any and all entitlement orders and other directions originated by, and only by, the Collateral Agent in respect of the Pledged Accounts and the Account Collateral from time to time carried therein without any further consent or action by the Company or any other Person and (ii) shall not comply with the entitlement orders of any other Person.

(f)  The “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Depository Bank is and will continue to be the State of New York.

(g)  To be binding on the Depository Bank, all instructions by the Collateral Agent pursuant to this Agreement with respect to the Account Collateral carried in the Pledged Accounts must be given to the Depository Bank, and only pursuant to and subject to the terms and conditions of this Agreement.

(h)  Anything herein to the contrary notwithstanding, the Depository Bank will not be required to follow any instruction that would violate any Applicable Law, decree, regulation or order of any Governmental Authority (including any court or tribunal) or the terms of this Agreement.

(i)  The Depository Bank has not entered into and will not enter into any agreement with any other Person relating to the Pledged Accounts or any Pledged Financial Assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders of such Person. The Depository Bank has not entered into any other agreement with the Company or any other Person purporting to limit or condition the duties of the Depository Bank to comply with entitlement orders originated by the Collateral Agent as set forth in Section 4.08(e).

(j)  The Depository Bank hereby permanently waives and releases any Lien, right of setoff or other right it may have against the Pledged Accounts and any Pledged Financial Assets or Pledged Security Entitlements carried in or credited to the Pledged Accounts and any credit balance or cash in the Pledged Accounts, and agrees that it will not assert any such Lien or other right in, to or against the Pledged Accounts or any Pledged Financial Asset or Pledged Security Entitlement carried therein or credited thereto, or any credit balance or cash in the Pledged Accounts.

(k)  The Depository Bank will send copies of all statements and confirmations for and in respect of the Pledged Accounts simultaneously to the Company and the Collateral Agent.

(l)  All securities or other property underlying any financial assets consisting of Account Collateral deposited in or credited to a Pledged Account shall be registered in the name of the Depository Bank, endorsed to the Depository Bank or in blank or credited to another securities account or securities accounts maintained in the name of the Depository Bank, and in no case will any financial asset consisting of Account Collateral deposited in or credited to a Pledged Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company, except to the extent the foregoing have been specially endorsed by the Company to the Depository Bank or in blank.

(m)  If any Person (other than the Collateral Agent) asserts to the Depository Bank any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account Collateral, the Depository Bank will as promptly as practicable thereafter notify the Company and the Collateral Agent thereof.

Section 4.09  . Force Majeure. Neither the Collateral Agent nor the Depository Bank shall incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including any provision of any present or future law or regulation or any act of any Governmental Authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

Section 4.10  . Clearing Agency. The Account Collateral in the Pledged Accounts may be held by the Collateral Agent directly or through any clearing agency or depository including the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, and the Depository Trust Company (collectively, the “Clearing Agency”). The Collateral Agent shall not have any responsibility or liability for the actions or omissions to act on the part of any Clearing Agency. The Collateral Agent is authorized, for any Collateral at any time held hereunder, to register the Collateral in the name of one or more of its nominee(s) or the nominee(s) of any Clearing Agency in which the Collateral Agent has a participant account, and such nominee(s) may sign the name of any Credit Party and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other Governmental Authorities.

Section 4.11  . Return of Funds to the Company. Upon any request by the Company following the release of the Transaction Liens in accordance with Section 5.07(b), the Collateral Agent shall direct the Depository Bank to, and the Depository Bank shall promptly pay, transfer and deliver to or to the order of the Company all moneys, investments, and other property held in, or credited to, the Pledged Accounts, in each case, in accordance with the instructions of the Company and at the Company’s expense.

ARTICLE 5
Security Interests

Section 5.01  . Grant of Security Interests. (a) Each Subsidiary Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Subsidiary Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Subsidiary Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Security Collateral”):

(i)  the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, or in conversion of, any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii)  all additional shares of stock and other Equity Interests of or in any Pledged Company from time to time acquired by such Subsidiary Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii)  all books and records of such Grantor pertaining to the Security Collateral;

(iv)  all supporting obligations, general intangibles and contract rights (including rights under limited liability company agreements, limited partnership agreements and any other organizational or constituent documents pursuant to which Pledged Equity has been issued or which sets out rights with respect thereto), warranties, indemnities or guaranties, in each case to the extent relating to, or payable in respect of, interests in the Security Collateral, and any tort claims (including all commercial tort claims) arising in connection with interests in the Security Collateral; and

(v)  all proceeds of the foregoing Security Collateral.

(b)  Each Subsidiary Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Subsidiary Grantor’s right, title and interest in and to the following (but excluding Excluded Subsidiary Grantor Assets), in each case, as to each type of property described below, whether now owned or hereafter acquired by such Subsidiary Grantor, wherever located, and whether now or hereafter existing or arising (all such property in which a security interest is granted under this Section 5.01(b) being, collectively, the “Subsidiary Grantor Payment Collateral”):

(i)  all accounts and payment intangibles owing to such Subsidiary Grantor by (A) any Pipeline Company Borrower or (B) any other Grantor;

(ii)  all instruments owing to such Subsidiary Grantor by (A) any Pipeline Company Borrower or (B) any other Grantor;

(iii)  all chattel paper in respect of obligations payable to such Subsidiary Grantor with respect to which the account debtor is (A) any Pipeline Company Borrower or (B) any other Grantor; and

(iv)  all proceeds of the foregoing Subsidiary Grantor Payment Collateral.

Notwithstanding the foregoing, the Subsidiary Grantor Payment Collateral shall not include, and the Liens created under this Section 5.01(b) shall not encumber, (A) any (1) accounts owing to any Exempted Guarantor by the Company, (2) payment intangibles owing to any Exempted Guarantor by the Company, (3) instruments owing to any Exempted Guarantor by the Company or (4) chattel paper in respect of obligations payable to any Exempted Guarantor with respect to which the account debtor is the Company, or (B) any Excluded Payment Property of any Grantor (all of the property described in clause (A) and (B) of this sentence being, collectively, the “Excluded Subsidiary Grantor Assets”).

(c)  The Company hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Company’s right, title and interest in and to the following (but excluding Excluded Payment Property of the Company), in each case, as to each type of property described below, whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (all such property in which a security interest is granted under this Section 5.01(c) being, collectively, the “Company Payment Collateral”, and together with the Subsidiary Grantor Payment Collateral, the “Payment Collateral”):

(i)  all accounts or payment intangibles owing to the Company by (A) any Pipeline Company Borrower or (B) any Grantor (other than any Grantor that is an Exempted Guarantor);

(ii)  all instruments owing to the Company by (A) any Pipeline Company Borrower or (B) any Grantor (other than any Grantor that is an Exempted Guarantor);

(iii)  all chattel paper in respect of obligations payable to the Company with respect to which the account debtor is (A) any Pipeline Company Borrower or (B) any Grantor (other than any Grantor that is an Exempted Guarantor); and

(iv)  all proceeds of the foregoing Company Payment Collateral.

Notwithstanding the foregoing, the Company Payment Collateral shall not include, and the Liens created under this Section 5.01(c) shall not encumber, any Excluded Payment Property of the Company.

(d)  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now owned or hereafter existing or arising (collectively, the “Account Collateral”):

(i)  the Pledged Accounts, all Pledged Financial Assets, all Pledged Security Entitlements and all property, funds, interest, dividends, distributions, cash, instruments and other property from time to time carried in or credited to any Pledged Account or received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Accounts;

(ii)  all promissory notes, certificates of deposit, deposit accounts, checks and other instruments delivered (or required to be delivered) to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including those received in substitution for or in addition to any or all of the Account Collateral;

(iii)  all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Account Collateral;

(iv)  all books and records of such Grantor pertaining to any of the Account Collateral;

(v)  all supporting obligations, general intangibles, contract rights, warranties, indemnities and guaranties, in each case to the extent relating to, or payable in respect of, the Account Collateral; and

(vi)  all proceeds of the foregoing Account Collateral.

(e)  Notwithstanding the foregoing provisions of this Section 5.01, none of the Security Collateral, the Subsidiary Grantor Payment Collateral, the Company Payment Collateral or the Account Collateral shall include any dividends, distributions or advances funded with the proceeds of Debt issued in connection with the CIG/WIC Transaction.

Section 5.02  . Security for Obligations. (a)  In the case of each Grantor, the security interests granted by such Grantor pursuant to Sections 5.01(a) through (d) secure the payment and performance of all such Grantor’s Secured Obligations, whether now existing or hereafter arising.

(b)  [Reserved].

(c)  Without limiting the generality of subsection (a) of this Section 5.02, as to each Grantor, the security interests granted by such Grantor pursuant to Sections 5.01(a) through (d) secure the payment of all amounts that constitute part of such Grantor’s Secured Obligations and would be owed by such Grantor but for the fact they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving such Grantor.

Section 5.03  . Delivery and Control of Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly indorsed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, but excluding checks, certificates of title and other similar instruments. If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right, in its discretion and without notice to any Credit Party, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 5.08. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b)  With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Security Collateral originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to, and to be delivered to, the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c)  Each Grantor shall deliver to the Collateral Agent all Payment Collateral pledged by it that constitutes instruments or tangible chattel paper, accompanied by duly indorsed instruments of transfer or assignment in blank, which instruments of transfer or assignment shall be in form reasonably satisfactory to the Collateral Agent.

Section 5.04  . Further Assurances; Etc.. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, collateral assignments, account control agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Collateral Agent or the Depository Bank may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Security Documents with respect to the Collateral, (ii) to the fullest extent permitted by Applicable Law, subject its right, title and interest in and to the Collateral to the Transaction Liens, (iii) perfect and maintain the validity and effectiveness of the Security Documents and the validity, effectiveness and priority of the Transaction Liens and (iv) assure, grant, collaterally assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter stated to be granted to the Secured Parties in respect of the Collateral under any Security Document or under any other instrument executed in connection with any Security Document to which it is a party. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (A) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the Transaction Liens; (B) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock powers indorsed in blank, and deliver and pledge to the Collateral Agent for the benefit of the Secured Parties all tangible chattel paper and all instruments constituting Collateral, together with duly indorsed instruments of transfer or assignment in blank; (C) take all action necessary to ensure that the Collateral Agent has control of Collateral, if any, consisting of deposit accounts, as provided in Section 9-104 of the UCC, control of the Account Collateral as provided in Sections 8-106 and 9-106 of the UCC, and control of electronic chattel paper as provided in Section 9-105 of the UCC; and (D) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may reasonably request as necessary or desirable to perfect and preserve Transaction Liens has been taken.

(b)  Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all right, title and interest of such Grantor in and to the Collateral, in each case without the signature of such Grantor. The Collateral Agent shall provide a copy of each such financing statement to each Grantor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

Section 5.05  . Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in such Grantor’s Collateral (including, with respect to Security Collateral, any obligations under limited liability company agreements, limited partnership agreements and any other organizational or constituent documents pursuant to which Pledged Equity has been issued or which sets out obligations with respect to Security Collateral) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.06  . Additional Equity Interests. (a) Pledged Equity. Each Grantor agrees that (i) it will cause each Pledged Company the Pledged Equity in which has been pledged by such Grantor hereunder, not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such Pledged Company, except to such Grantor, (ii) it will pledge hereunder, immediately upon such Grantor’s acquisition (directly or indirectly) thereof, any and all additional Equity Interests issued by such Pledged Company, and (iii) it will cause all such Equity Interests issued by such Pledged Company to be certificated securities under Article 8 of the UCC and under Article 8 or Chapter 8 of the Uniform Commercial Code as in effect in the jurisdiction of organization of such Pledged Company; provided, however, that this Section 5.06 shall not limit any Grantor’s rights under Section 5.07(a)(ii).

(b)  Ownership of Equity Interests in Grantors. The Company agrees and covenants that it will at all times own, directly or indirectly, 100% of the outstanding Equity Interests (including all voting, economic and other rights associated therewith) in each Grantor, except for the rights of the Collateral Agent hereunder with respect to the Equity Interests in any Grantor that is a Pledged Company.

(c)  Ownership of Equity Interests in Pledged Companies. Each Grantor (including any successor thereto pursuant to a merger or consolidation permitted under Section 6.05 of the Credit Agreement) agrees and covenants that (i) it will at all times remain a registered organization, as defined in Section 9-102(70) of the UCC, and (ii) with respect to each Pledged Company in which such Grantor has pledged Equity Interests hereunder, such Grantor will at all times own directly 100% of the outstanding Equity Interests issued by such Pledged Company (including voting, economic and other rights associated therewith), except for the rights of the Collateral Agent hereunder.

Section 5.07  . Release of Collateral.  (a) Partial Release of Collateral.

(i)  Payments out of Pledged Accounts. Upon any payment of amounts out of any Pledged Account (and not deposited into, or transferred to, another Pledged Account) to (A) the Administrative Agent, the Collateral Agent or the Depository Bank in respect of amounts due and payable hereunder to such Persons or other Secured Parties, (B) any Secured Party or (C) the Company or any Restricted Subsidiary (or any other Person designated in writing by the Company to the Collateral Agent to receive such payment), in each case in accordance with the Security Documents, the Transaction Liens on such amount shall be automatically released without further action or consent by the Collateral Agent or any other Person (including any Secured Party).

(ii)  Release of Lien on Collateral. Upon the Disposition of any Collateral in a transaction permitted under the Credit Agreement and the other Loan Documents, the Transaction Liens on such Collateral shall be automatically released without further action or consent by the Collateral Agent or any other Person (including any other Secured Party).

(b)  Full Release of Collateral. On the earlier of (A) the Final Payment Date or (B) the date on which the requisite percentage of the Lenders have approved the release of the Transaction Liens in accordance with Section 10.02 of the Credit Agreement, the Transaction Liens shall be fully and automatically released without further action by the Collateral Agent or any other Person (including any other Secured Party), and all rights to the Collateral shall revert to the applicable Grantor.

(c)  Delivery of Releases and Return of Collateral. Upon the release of any Transaction Lien pursuant to this Section 5.07, the Collateral Agent will, at the applicable Grantor’s expense, (i) execute and deliver to such Grantor such release or releases (including Uniform Commercial Code partial release or termination statements) as such Grantor shall reasonably request to evidence such release, and (ii) deliver to the applicable Grantors or their designees designated in writing to the Collateral Agent such Collateral, including any Assets in the Pledged Accounts and any certificates or instruments representing or evidencing any such Collateral that is Security Collateral.

Section 5.08  . Voting Rights, Dividends, Payments, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i)  each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral (including rights relating to conversion or exchange thereof) of such Grantor or any part thereof at any time and for any purpose; provided that such Grantor will not exercise or refrain from exercising any such right if such action would violate this Agreement;

(ii)  except as provided in Section 5.08(b), each Grantor shall be entitled to receive and retain any and all cash dividends, interest and other cash distributions paid in respect of the Security Collateral of such Grantor;

(iii)  each Grantor shall be entitled to receive and retain all payments made on or in respect of Payment Collateral pledged by such Grantor; and

(iv)  the Collateral Agent will (A) execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above (including, in the case of a conversion or exchange of Pledged Equity, the Collateral Agent’s delivering to the Pledged Company, as applicable, on behalf of the applicable Grantor, the certificate(s) or instrument(s) representing or evidencing any such Collateral for the purpose of effecting the exchange of such certificate(s) or instrument(s) for new certificate(s) or instrument(s)) and to receive the dividends, interest or other distributions that it is authorized to receive and retain pursuant to paragraph (ii) above, and (B) with respect to Payment Collateral, provide such instructions to account debtors and Persons obligated to make payments on instruments as will enable each Grantor to receive all payments it is authorized to receive and retain pursuant to paragraph (iii) above. In the absence of instructions to vote or exercise other rights, the Collateral Agent shall not be obligated and shall incur no liability for its failure to take any action in respect of such rights.

(b)  The Collateral Agent shall be entitled to receive (whether or not an Event of Default has occurred and is continuing), (i) all non-cash dividends and distributions (including distributions upon conversion or exchange of Security Collateral) paid in respect of Security Collateral, which shall be held by the Collateral Agent as Security Collateral, and (ii) all cash dividends, interest and other cash distributions in respect of Security Collateral distributed in exchange for, in redemption of, or in connection with a partial or total liquidation or dissolution or with a reduction of capital, capital surplus or paid-in-surplus, which distributions described in this clause (ii) shall be deposited in the Collateral Account and held and administered as Account Collateral, provided, however, that a Credit Related Party that receives a dividend from a FERC-Regulated Restricted Subsidiary shall not be required to deliver such funds to the Collateral Agent so long as (x) such funds are not proceeds of a Mandatory Asset Prepayment Event and (y) such funds are otherwise transferred to the Company. Each issuer of Pledged Equity that is a party to this Agreement agrees to pay and deliver all dividends, distributions and interest described in this Section 5.08(b) on such Pledged Equity directly to the Collateral Agent. Each Grantor that has granted a security interest in Pledged Equity under this Agreement in a Pledged Company that is not a party to this Agreement, agrees to cause such Pledged Company to pay all dividends, distributions and interest described in this Section 5.08(b) on such Pledged Equity directly to the Collateral Agent. With respect to any Pledged Equity issued in conversion or exchange of Pledged Equity issued by an issuer that is not a Pledged Company, the Grantor that has pledged such Pledged Equity shall instruct the issuer to deliver directly to the Collateral Agent the Pledged Equity so issued in the exchange or conversion. Any and all dividends, distributions and interest described in this Section 5.08(b) that are received by a Grantor contrary to the provisions of this Section 5.08(b), shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of such Grantor, and shall promptly be delivered or paid over to the Collateral Agent and held and administered as above provided in this Section 5.08(b).

(c)  Upon the occurrence and during the continuance of any Event of Default:

(i)  all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.08(a)(i) shall, upon delivery by the Collateral Agent to such Grantor of a written notice of such Event of Default, cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights;

(ii)  all rights of each Grantor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.08(a)(ii) shall, upon delivery by the Collateral Agent to such Grantor of a written notice of such Event of Default, cease, and all such rights shall thereupon become vested in the Collateral Agent, and any and all such cash dividends, interest and other cash distributions received by such Grantor shall be promptly delivered to the Collateral Agent who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered in accordance with Section 4.02(b)(ii) as Account Collateral. With respect to any issuer of Pledged Equity that is a party to this Agreement, upon delivery by the Collateral Agent to such issuer of a written notice of such Event of Default, such issuer shall thereafter pay and deliver all dividends, distributions and interest described in this Section 5.08(c)(ii) directly to the Collateral Agent, until such issuer has received written notice from the Collateral Agent that such Event of Default no longer exists. Each Grantor that has granted a security interest in Pledged Equity under this Agreement in an issuer that is not a party to this Agreement, agrees to cause such issuer to pay and deliver all dividends, distributions and interest described in this Section 5.08(c)(ii), directly to the Collateral Agent. Any such dividends, interest and distributions received by a Grantor contrary to the provisions of this Section 5.08(c)(ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Grantor and shall be promptly paid over to the Collateral Agent who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered as above provided in this Section 5.08(c)(ii); and

(iii)  all rights of each Grantor to receive the payments on Payment Collateral that it would otherwise be authorized to receive and retain pursuant to Section 5.08(c)(iii) shall, upon delivery by the Collateral Agent to the Grantors and the Pipeline Company Borrowers of a written notice of such Event of Default, cease and thereafter all such payments shall be made by the Grantor or the Pipeline Company Borrower, as applicable, that is the account debtor or Person obligated to make payment on such Payment Collateral, directly to the Collateral Agent, who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered in accordance with Section 4.02(b)(ii) as Account Collateral. Any such payments received by a Grantor contrary to the provisions of this Section 5.08(c)(iii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Grantor and shall be promptly paid over by such Grantor to the Collateral Agent who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered in accordance with this Section 5.08(c)(iii).

Section 5.09  . The Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement and any other Security Document with respect to the Collateral and the Collateral Agent’s rights and remedies with respect thereto, including:

(a)  to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)  to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)  to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent and any other Secured Party with respect to any of the Collateral;

provided that the Collateral Agent shall not exercise the power and authority granted to it pursuant to this Section 5.09 except during such period as a Default has occurred and is continuing.

Section 5.10  . Netting of Accounts. Notwithstanding any other provision of this Agreement or the Credit Agreement, so long as no Event of Default has occurred and in continuing, any Credit Related Party may reduce (through the exercise of set-off or similar rights) the principal amount of any accounts, payment intangibles, instruments or chattel paper owed by it to another Credit Related Party by the amount of any accounts, payment intangibles, instruments or chattel paper owed to it or any of its Subsidiaries by such other Credit Related Party or any Subsidiaries of such other Credit Related Party.

ARTICLE 6
Remedies and Enforcement

Section 6.01  . Remedies and Enforcement.  (a) At such time as any Event of Default has occurred and is continuing, the Collateral Agent shall have the right to take such actions as are necessary or appropriate to enforce, implement and administer the provisions hereof or of any other Security Document that are applicable to any period during which an Event of Default has occurred and is continuing, and without limiting the foregoing, the Collateral Agent shall have and may exercise, enforce, implement and administer all rights, privileges, powers, benefits and remedies granted to or arising in favor of the Collateral Agent under such provisions with respect to any such Event of Default, including in each case referenced above the provisions of Section 4.02(b)(ii), 4.03(f), 4.05(a), 4.06, 5.03(a), 5.08, and 5.09, with respect to any Net Cash Proceeds constituting Mandatory Asset Prepayment Amounts, the application or non-application of funds in Pledged Accounts, deposits or transfers of funds into or from Pledged Accounts or subaccounts thereof, delivery of funds from Pledged Accounts to the Collateral Agent, the right to direct investments, voting rights with respect to Security Collateral and powers of attorney.

(b)  At such time as an Event of Default has occurred and is continuing, the Collateral Agent shall have and in its discretion may exercise any or all of the following rights and remedies:

(i)  Enforcement Actions. The Collateral Agent may take any Enforcement Action or Enforcement Actions (at such times, places and by such methods, as the Collateral Agent shall determine, including any actions incidental to carrying out any such Enforcement Action) in order to enforce the Security Documents and to realize upon the Collateral or, in the case of any Insolvency Proceeding against the Company or any of its Subsidiaries, seeking to enforce the claims and/or Transaction Liens, including claims under the Security Documents.

(ii)  Sale; Incidents of Sale. The Grantors agree that, to the extent notice of sale shall be required by Applicable Law with respect to the Disposition of any Collateral, at least ten days’ notice to the Company of the time and place of any public Disposition or the time after which any private Disposition is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any Disposition of Collateral regardless of notice of Disposition having been given. The Collateral Agent may adjourn any public or private Disposition from time to time by announcement at the time and place fixed therefor, and such Disposition may, without further notice, be made at the time and place to which it was so adjourned. With respect to any Disposition of any of the Collateral made or caused to be made by the Collateral Agent, whether made under the power of Disposition hereby given or pursuant to judicial proceedings, to the extent permitted by Applicable Law:

(A)  Any Secured Party, the Company, and any of the Company’s Affiliates (including any Grantor) may bid for, and purchase, the Collateral offered for sale, and, upon compliance with the terms of sale and Applicable Law, may hold and Dispose of such property; and

(B)  Pursuant to the power of attorney granted under Section 5.09(a), the Collateral Agent may, but shall not be obligated to, make all necessary deeds, bills of sale and instruments of assignment and transfer covering the Collateral Disposed of, and for that purpose the Collateral Agent may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power.

(iii)  Collateral Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to the Company or any of its Subsidiaries or the Collateral, the Collateral Agent (irrespective of whether any of the outstanding Secured Obligations shall then be due and payable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise, (A) to file and prove a claim for the whole amount of the Secured Obligations owing and unpaid in order to protect the rights of the Secured Parties under the Security Documents and with respect to the Collateral, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for the reasonable compensation, disbursements and advances of the Collateral Agent in its individual or trust capacity and its agents and counsel) and of any other Secured Parties in respect of the Security Documents and the Collateral allowed in such judicial proceeding and (B) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make payments with respect to such claims to the Collateral Agent.

(iv)  Collateral Agent May Enforce Claims. All rights of action and claims under this Agreement and the other Security Documents may be prosecuted and enforced by the Collateral Agent; provided that the Collateral Agent is also hereby appointed as agent for the other Secured Parties for the purposes of protecting their interests in and to any portion of the Collateral and under the Security Documents, and the Collateral Agent shall take such action solely as agent for the Secured Parties.

Section 6.02  . Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Collateral Agent applies (i) any cash held in the Pledged Accounts or (ii) the proceeds of any Disposition of all or any part of the Collateral, such cash and/or proceeds shall be applied to the Secured Obligations in the following order of priorities:

first,to pay the expenses of such Disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent in its capacity as such pursuant to Section 9.01 hereof or Section 10.03 of the Credit Agreement;

second,to pay the unpaid principal of all Borrowings and all unreimbursed LC Disbursements and to Cash Collateralize all outstanding Letters of Credit, all ratably until the principal of all Borrowings and all unreimbursed LC Disbursements shall have been paid in full and all Letters of Credit shall have been Cash Collateralized;

third,to pay all other amounts owed under the Credit Agreement and the other Loan Documents ratably, until all such other amounts shall have been paid in full;

fourth,to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 5.09 of the Credit Agreement), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

finally,to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Grantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2.01(b) of the Subsidiary Guarantee Agreement. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

Section 6.03  . Other Remedies of Secured Parties. Except as the same relates to the Collateral or as otherwise expressly prohibited by this Agreement or any other Security Document, each Secured Party may exercise any right or power, enforce any remedy, give any direction, consent or waiver or make any determination, under or in respect of any provision of any Financing Document to which it is a party. Notwithstanding the foregoing, no Secured Party other than the Collateral Agent shall have the right to take any Enforcement Action with respect to the Collateral, the Parent Guarantee Agreement or the Subsidiary Guarantee Agreement or seek to exercise and enforce the Transaction Liens, and all such Enforcement Actions shall be effected solely through the Collateral Agent. No reference in this Agreement to the Collateral Agent’s making a demand for payment under the Subsidiary Guarantee Agreement or the Parent Guarantee Agreement shall be construed to mean that such a demand is required in order to cause any obligation under the Subsidiary Guarantee Agreement or the Parent Guarantee Agreement to become due and payable, it being understood that obligations under the Subsidiary Guarantee Agreement and the Parent Guarantee Agreement shall, respectively, become due and payable at such times as they become due and payable under the terms of the Subsidiary Guarantee Agreement and the Parent Guarantee Agreement.

ARTICLE 7
Depository Bank

Section 7.01  . Depository Bank. The provisions of Article 9 of the Credit Agreement shall inure to the benefit of the Depository Bank to the same extent as if it were named as an Agent therein.

ARTICLE 8
[reserved]

ARTICLE 9
Miscellaneous

Section 9.01  . Indemnity and Expenses. (a) Each Credit Party agrees to indemnify (without duplication), defend and save and hold harmless each of the Collateral Agent, the Depository Bank and the Secured Parties and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with (i) this Agreement or the other Security Documents, or (ii) as a result of the execution or delivery of this Agreement or the other Security Documents or the performance by the Credit Parties hereto and thereto of their respective obligations hereunder and thereunder, except in each case of clause (i) and (ii), as to any particular Indemnified Party, to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from, or to be attributable to, the gross negligence or willful misconduct of such Indemnified Party or its employees or agents. The indemnification provisions of this Section 9.01(a) are not intended to constitute a guaranty of payment of any principal, interest, facility or commitment fees, rental or other lease payments, or analogous amounts, under any Secured Obligations; provided that nothing in this Section 9.01(a) shall limit the liability of any Credit Party for the payment of any Secured Obligation, to the extent such liability arises under any other Financing Document, including any liability arising under this Agreement.

(b)  Each Credit Party will pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents, (ii) the custody, preservation, or the sale of, collection from or other realization upon, any of the Collateral of such Credit Party, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder, or (iv) the failure by such Credit Party to perform or observe any of the provisions hereof required to be performed or observed by it.

(c)  The indemnities provided by the Credit Parties pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Security Documents, the resignation or removal of the Collateral Agent, Depository Bank or Secured Parties and the provision of any subsequent or additional indemnity by any Person.

(d)  All amounts due under this Section 9.01 shall be payable not later than 30 days after the delivery of written demand to the Company therefor.

Section 9.02  . Amendments; Waivers, Etc. No amendment, modification or waiver of any provision of this Agreement or any other Security Document, and no consent with respect to any departure by the Collateral Agent, any other Secured Party or any Credit Party herefrom or therefrom, shall be effective unless the same shall be in writing and signed by the Credit Parties and the Collateral Agent in accordance with the Credit Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.03  . Security Interest Absolute and Waivers. (a)  The obligations of each Credit Party under or in respect of this Agreement or any other Security Document to which such Credit Party is a party are independent of the Secured Obligations or any other obligations of any other Credit Party under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted by the Collateral Agent against each Credit Party to enforce this Agreement or any other Security Document to which such Credit Party is a party, irrespective of whether any action is brought against the Company or any other Credit Party or whether the Company or any other Credit Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the Liens granted by the Grantors hereunder, and all obligations of each Credit Party hereunder, shall be unaffected by, and each Credit Party hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses to its obligations under the Security Documents that it may now have or may hereafter acquire, which defenses in any way relate to, any or all of the following:

(i)  any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

(ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any Credit Party under or in respect of the Financing Documents or any other amendment or waiver of or any consent to any departure from any Financing Document, including any increase in the Secured Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

(iii)  any Condemnation, exchange, release or non-perfection of any Collateral or any other collateral, or any release, amendment or waiver of, or consent to, or departure from any Guaranty of all or any of the Secured Obligations;

(iv)  any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any Credit Party under or in respect of the Financing Documents or any other assets of any Credit Party or any of its Subsidiaries;

(v)  any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

(vi)  any failure of any Secured Party to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Credit Party now or hereafter known to such Secured Party (each Credit Party waiving any duty on the part of the Secured Parties to disclose such information);

(vii)  the failure of any other Person to execute or deliver this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Credit Party or other grantor or surety with respect to the Secured Obligations; or

(viii)  any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Credit Party or any other Credit Party or third party grantor of a secured interest, but specifically excluding any defense or discharge arising as a result of performance or indefeasible payment.

(b)  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

(c)  Each Credit Party hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, notice of intent to accelerate, acceleration, protest or dishonor and any other notice with respect to any of the Secured Obligations and this Agreement or any other Security Document to which such Credit Party is a party and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any Collateral.

(d)  Each Credit Party hereby unconditionally and irrevocably waives any right to revoke this Agreement or any other Security Document to which such Credit Party is a party and acknowledges that this Agreement or any other Security Document to which such Credit Party is a party is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

(e)  Each Credit Party hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Credit Party or other rights of such Credit Party to proceed against any other Credit Party, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Credit Party hereunder.

(f)  Each Credit Party and each of the Secured Parties confirms that it is the intention of all such Persons that this Agreement, the other Security Documents and the obligations of each Credit Party hereunder or thereunder do not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement, any other Security Document and the obligations of each Credit Party hereunder or thereunder or in connection with any Insolvency Proceeding in respect of any Credit Party. To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Subsidiary Grantors hereby irrevocably agree that the obligations of each Subsidiary Grantor under this Agreement and the other Security Documents at any time shall not exceed the maximum amount as will result in the obligations of such Subsidiary Grantor under this Agreement and the other Security Documents not constituting a fraudulent transfer or fraudulent conveyance (after giving effect to Section 2.02 of the Subsidiary Guarantee Agreement).

(g)  Each Credit Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Security Documents and that the waivers set forth in this Section 9.03 are knowingly made in contemplation of such benefits.

Section 9.04  . Notices; Etc. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)  if to the Company, any Pipeline Borrower or the Collateral Agent, to it at its address specified in or pursuant to Section 10.01 of the Credit Agreement;

(ii)  if to any Grantor, to it c/o the Company at the address specified in or pursuant to clause (i) above;

(iii)  if to the Depository Bank, to it at JPMorgan Chase Bank, N.A., Institutional Trust Services, 4 New York Plaza, 21st Floor, New York, New York 10004, Attention of Linda Ramos-McCollum (Telecopy No. (212) 623-6168.

(b)  Notices and other communications among the Secured Parties, the Collateral Agent and/or the Depository Bank hereunder may be delivered or furnished by electronic communications. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given and effective, if sent by mail or courier on the date of delivery thereof to the address specified herein for such notice, or if by telecopier when the answerback is received or if by other means, on the date of receipt; provided that a notice given by telecopier or electronic communication in accordance with this Section 9.04 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed to be received on the next Business Day in that place.

Section 9.05  . Continuing Security Interest; Assignments. This Agreement and each other Security Document shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated in accordance with its terms, (b) be binding upon each Credit Party, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), each Secured Party may assign, sell or otherwise transfer all or any portion of its rights and obligations in respect of any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case subject to the Financing Documents.

Section 9.06  . [Reserved].

Section 9.07  . Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.08  . Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.09  . Integration. This Agreement and the other Financing Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

Section 9.10  . No Partnership. Nothing contained in this Agreement and no action by any Secured Party is intended to constitute or shall be deemed to constitute the Secured Parties (or any of them) a partnership, association, joint venture or other entity.

Section 9.11  . No Reliance. No Secured Party has relied on any representation or warranty of any other Secured Party with respect to this Agreement and the transactions contemplated hereunder unless such representation or warranty has been set forth expressly in this Agreement.

Section 9.12  . [Reserved].

Section 9.13  . No Impairment. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Company, any other Credit Party or any other Person.

Section 9.14  . Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

Section 9.15  . Remedies. (a) Other than as stated expressly herein, no remedy herein conferred upon the Collateral Agent or any other Secured Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

(b)  As between the Credit Parties and each Secured Party, it is agreed that the amounts payable by the Company at any time in respect of the Secured Obligations shall be a separate and independent debt and each Secured Party shall be entitled, subject to Section 6.03, to protect and enforce its rights arising out of the Financing Documents to which it is a party and its right, pursuant to the terms of any Financing Document to which it is a party, to cancel or suspend its commitments thereunder and to accelerate the maturity of any of the Secured Obligations, in each case in accordance with the applicable Financing Documents, and, except as aforesaid, it shall not be necessary for any other Secured Party to consent to, or be joined as an additional party in, any proceedings for such purposes.

(c)  In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Credit Parties and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement or any other Security Document and thereafter all rights, remedies and powers of the Secured Parties shall continue as though no such proceeding had been taken.

Section 9.16  . Limitations. (a) The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

(b)  In no event shall any Secured Party be liable for, and each of the Credit Parties hereby agrees not to assert any claim against any Secured Party, on any theory of liability, for consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein, or the actual or proposed use of the proceeds of any Loan, Letter of Credit or Secured Hedging Agreement.

Section 9.17  . Survival. Notwithstanding anything in this Agreement to the contrary, Sections 9.01, 9.17, 9.19, 9.20 and 9.21 shall survive any termination of this Agreement. In addition, each representation and warranty made or deemed to be made hereunder shall survive the Effective Date.

Section 9.18  . [Reserved].

Section 9.19  . Jurisdiction, Etc. (a) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding by the Collateral Agent or any Secured Party arising out of or relating to this Agreement or any of the other Security Documents to which it is a party or under which it is a beneficiary, or for recognition or enforcement of any judgment obtained in any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the Security Documents or any of the other Financing Documents in the courts of any jurisdiction.

(b)  Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Security Documents to which it is a party in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in any action or proceeding referred to in this Section 9.19 by the mailing thereof by certified mail, return receipt requested, addressed as provided in Section 9.04(a), with a copy thereof to the “General Counsel” of such Person at such same address. Each Grantor also hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive on behalf of such Grantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any aforementioned court in respect of any action or proceeding arising out of or relating to this Agreement, the Security Documents or any other Financing Documents. Such service may be made by delivering a copy of such process to the relevant Grantor by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent’s above address and (ii) at the relevant Grantor’s address specified pursuant to Section 9.04(a), and each Grantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.20  . GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.21  . Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

THE COMPANY	EL PASO CORPORATION

By: /S/ John J. Hopper
Name: John J. Hopper
Title: Vice President and Treasurer

PIPELINE COMPANY BORROWERS:	ANR PIPELINE COMPANY

By: /S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

COLORADO INTERSTATE GAS COMPANY
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

EL PASO NATURAL GAS COMPANY
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

TENNESSEE GAS PIPELINE COMPANY
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GRANTORS:	AMERICAN NATURAL RESOURCES COMPANY

By: /S/ John J. Hopper
Name: John J. Hopper
Title: Vice President and Treasurer

EL PASO ANR INVESTMENTS, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

EL PASO ANRS INVESTMENTS, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

EL PASO CNG COMPANY, L.L.C.
By:	/S/ John J. Hopper
Name: John J. Hopper
Title: Vice President and Treasurer

EL PASO EPNG INVESTMENTS, L.L.C.
By:	/S/ John J. Hopper
Name: John J. Hopper
Title: Vice President and Treasurer

EL PASO NORIC INVESTMENTS III, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

EL PASO TGPC INVESTMENTS, L.L.C.
By:	/S/ John J. Hopper
Name: John J. Hopper
Title: Vice President and Treasurer

EL PASO WIC INVESTMENTS, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

SABINE RIVER INVESTORS III, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

SABINE RIVER INVESTORS IV, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

SABINE RIVER INVESTORS V, L.L.C.
By:	/S/ Greg G. Gruber
Name: Greg G. Gruber
Title: Senior Vice President, Chief Financial Officer and Treasurer

EL PASO TENNESSEE PIPELINE CO.
By:	/S/ John Hopper
Name: John Hopper
Title: Vice President

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Collateral Agent

By: /S/ Peter M. Ling
Name: Peter M. Ling
Title: Managing Director

DEPOSITORY BANK:	JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Depository Bank

By: /S/ Peter M. Ling
Name: Peter M. Ling
Title: Managing Director

SCHEDULE I

SUBSIDIARY GRANTORS

American Natural Resources Company

El Paso ANR Investments, L.L.C.

El Paso ANRS Investments, L.L.C.

El Paso CNG Company, L.L.C.

El Paso EPNG Investments, L.L.C.

El Paso Noric Investments III, L.L.C.

El Paso Tennessee Pipeline Co.

El Paso TGPC Investments, L.L.C.

El Paso WIC Investments, L.L.C.

Sabine River Investors III, L.L.C.

Sabine River Investors IV, L.L.C.

Sabine River Investors V, L.L.C.

SCHEDULE II

INITIAL PLEDGED EQUITY

Name of Grantor	Name of Issuer	Jurisdiction of Organization of Issuer	Class of Equity Interest	Par Value	Certificate No.	Number of Shares	Percentage of Outstanding Equity Interests of Issuer

American Natural Resources Company	El Paso ANR Investments, L.L.C.	Delaware	Membership Interests	n/a	1	n/a	100%
El Paso ANR Investments, L.L.C.	ANR Pipeline Company	Delaware	Common Stock	1.00	36	1,000	100%
El Paso ANRS Investments, L.L.C.	ANR Storage Company	Michigan	Common Stock	1.00	33	1,000	100%
El Paso CNG Company, L.L.C.	El Paso Noric Investments III, L.L.C.	Delaware	Membership Interests	n/a	1	n/a	100%
El Paso CNG Company, L.L.C.	El Paso WIC Investments, L.L.C.	Delaware	Membership Interests	n/a	1	n/a	100%
El Paso EPNG Investments, L.L.C.	El Paso Natural Gas Company	Delaware	Membership Interests	1.00	2	1,000	100%
El Paso Noric Investments III L.L.C.	Colorado Interstate Gas Company	Delaware	Common Stock	1.00	1	1,000	100%
El Paso Tennessee Pipeline Co.	El Paso TGPC Investments, L.L.C.	Delaware	Membership Interests	n/a	1	n/a	100%
El Paso TGPC Investments, L.L.C.	Tennessee Gas Pipeline Company	Delaware	Common Stock	5.00	4	208	100%
El Paso WIC Investments, L.L.C.	CIG Gas Supply Company	Delaware	Common Stock	1.00	7	1,000	100%
El Paso WIC Investments, L.L.C.	Wyoming Gas Supply, Inc.	Delaware	Common Stock	1.00	4	1,000	100%
Sabine River Investors III, L.L.C.	Tennessee Storage Company	Delaware	Common Stock	5.00	3	200	100%
Sabine River Investors IV, L.L.C.	Southern Gas Storage Company	Delaware	Common Stock	1.00	2	100	100%
Sabine River Investors V, L.L.C.	El Paso Mojave Pipeline Company	Delaware	Common Stock	1.00	2	1,000	100%
Sabine River Investors V, L.L.C.	EPNG Mojave, Inc.	Delaware	Common Stock	1.00	2	1,000	100%